TABULATOR, P.O. BOX 8035, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/GLFUNDS** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-458-2987** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	AT THE MEETING You may vote via the Internet or by phone as described above, or during the virtual meeting as indicated in the pre-meeting documentation you will receive via email after registering. You must register to attend the meeting online and/or participate at www.proxydocs.com/GLFUNDS

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

REVOCABLE PROXY

GREAT LAKES FUNDS

Special Meeting of Shareholders

For Shareholders as of record on September 30, 2022

**Due to COVID 19 health concerns the Special Meeting will be held virtually.

TIME: Thursday, November 22, 2022 02:00 PM, Central Time
PLACE: Special Meeting to be held virtually at www.proxydocs.com/GLFUNDS

This proxy is being solicited on behalf of the Board of Trustees of the Funds

The undersigned hereby appoints Jason Turner and Brian Weidmeyer, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Great Lakes Disciplined Equity Fund, Great Lakes Large Cap Value Fund and Great Lakes Small Cap Opportunity Fund which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN BUT THIS PROXY CARD HAS BEEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, 2 AND 3 AND IN THE DISCRETION OF THE NAMED PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Great Lakes Funds

Special Meeting of Shareholders

Please make your marks like this: X

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization pursuant to which the Cambiar Opportunity Fund would acquire all of the assets and assume the stated liabilities of the Great Lakes Disciplined Equity Fund in exchange for Institutional Class Shares of the Cambiar Opportunity Fund to be distributed pro rata by the Great Lakes Disciplined Equity Fund to its shareholders of Institutional Class Shares in a complete liquidation of the Great Lakes Disciplined Equity Fund.	☐	☐	☐
2.	To approve an Agreement and Plan of Reorganization pursuant to which the Cambiar Opportunity Fund would acquire all of the assets and assume the stated liabilities of the Great Lakes Large Cap Value Fund in exchange for Institutional Class Shares of the Cambiar Opportunity Fund to be distributed pro rata by the Great Lakes Large Cap Value Fund to its shareholders of Institutional Class Shares in a complete liquidation of the Great Lakes Large Cap Value Fund.	☐	☐	☐
3.	To approve an Agreement and Plan of Reorganization pursuant to which the Cambiar Small Cap Fund would acquire all of the assets and assume the stated liabilities of the Great Lakes Small Cap Opportunity Fund in exchange for Institutional Class Shares and Investor Class Shares of the Cambiar Small Cap Fund to be distributed pro rata by the Great Lakes Small Cap Opportunity Fund to its shareholders of Institutional Class Shares and Investor Class Shares, respectively, in a complete liquidation of the Great Lakes Small Cap Opportunity Fund.	☐	☐	☐

****Due to COVID 19 health concerns the Special Meeting will be held virtually.**
You must register to attend the meeting online and/or participate at www.proxydocs.com/GLFUNDS

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date